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               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
                        February 24, 1995

    NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
     (Exact name of registrant as specified in its charter)


     District of Columbia            001-07102             52-0891669
(state or other jurisdiction
       of incorporation)         (Commission File
                                      Number)          (I.R.S. Employer
                                                       Identification No.)
Woodland Park, 2201 Cooperative Way, Herndon, VA              22071-3025
   (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (703) 709-6700



   (Former name or former address, if changed since last report)

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Item 7.   Financial Statements.  Pro Forma Financial Information
          and Exhibits.

     (c)  Exhibits

          The following exhibit is filed herewith:

     1    Agency Letter Agreement dated as of February 24, 1995
          between the registrant and Bear Stearns.
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                           SIGNATURES


               Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       NATIONAL RURAL UTILITIES COOPERATIVE
                       FINANCE CORPORATION



                        /s/ Steven L. Lilly
                        Steven L. Lilly
                        Senior Vice President and
                        Chief Financial Officer
                        (Principal Financial Officer)

Dated:  February 28, 1995
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    National Rural Utilities Cooperative Finance Corporation

                           $50,000,000
                   Medium-Term Notes, Series C
                     Agency Letter Agreement


                                            February 24, 1995


Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

Reference is made to that certain Agency Agreement dated November 3, 1993, among the National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (the "Company"), and Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agents"), pertaining to up to $400,000,000 aggregate principal amount of Medium-Term Notes, Series C (the "Securities"). Subject to and in accordance with the terms and conditions stated therein (except that the commissions to be paid to you by the Company shall be as separately agreed between you and the Company), the Company hereby appoints you as an Agent (as such term is defined in the Agency Agreement) of the Company for the purpose of soliciting offers to purchase $50,000,000 of the Securities from the Company on February 28, 1995. The Agency Agreement is hereby incorporated by reference mutatis mutandis.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, whereupon this letter shall constitute a binding agreement between the Company and you in accordance with its terms.

                                      Very truly yours,

                                      National Rural Utilities
                                      Cooperative Finance
                                      Corporation

                                      By:    Kimberly P. Armstrong

                                      Name:  Kimberly P. Armstrong

                                      Title: Assistant Secretary
                                             Treasurer

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Accepted in New York, New York,
as of the date hereof:
BEAR, STEARNS & CO. INC.

By:    Timothy O. O'Neill

Name:  Timothy O. O'Neill

Title: Senior Managing Director